                                                                  EXHIBIT 99.02




KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
OCTOBER 31, 1995

                                   FORM 11-K

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 ANNUAL REPORT

        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                     FOR FISCAL YEAR ENDED OCTOBER 31, 1995
                         COMMISSION FILE NUMBER 1-4171



                           KELLOGG COMPANY SALARIED
                          SAVINGS AND INVESTMENT PLAN
                           (Full Title of the Plan)
                                ---------------


                                KELLOGG COMPANY
                                (Name of Issuer)

                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN  49016-3599
                         (Principal Executive Office)

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN

INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
-------------------------------------------------------------------------------

                                                                                             Page
REPORT OF INDEPENDENT ACCOUNTANTS                                                              1

FINANCIAL STATEMENTS AS OF OCTOBER 31, 1995
 AND 1994 AND FOR THE YEAR ENDED OCTOBER 31, 1995:

  Statement of assets available for benefits, with fund information                           2-3

  Statement of changes in assets available for benefits, with
   fund information                                                                            4

  Notes to financial statements                                                               5-9

ADDITIONAL INFORMATION:

  Item 27a - Schedule of assets held for investment
   purposes - October 31, 1995                                                                10

  Item 27b - Schedule of loans or fixed income obligations -
   October 31, 1995                                                                          11-13

  Item 27d - Schedule of reportable transactions -
   year ended October 31, 1995                                                                14


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the ERISA Finance Committee
and Participants of the Kellogg Company
Salaried Savings and Investment Plan


In our opinion, the accompanying statements of assets available for benefits and the related statement of changes in assets available for benefits present fairly, in all material respects, the assets available for benefits of the Kellogg Company Salaried Savings and Investment Plan at October 31, 1995 and 1994, and the changes in assets available for benefits for the year ended October 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included on pages 10 - 14 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statements of assets available for benefits and the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for benefits of each fund. The additional information and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 8, 1996

KELLOGG COMPANY SALARIED                                                      2
SAVINGS AND INVESTMENT PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1995
-------------------------------------------------------------------------------

                                                                                                                 FIXED
                                                                          LOAN                BOND              INCOME
                                                       TOTAL              FUND                FUND               FUND
ASSETS:
Receivables:
   Employer contributions                         $        390,747   $         -        $         14,036   $        162,153
   Employee contributions                                      742                                                      742
   Interest                                                    329                                                      329
                                                  ----------------   ----------------   ----------------   ----------------
       Total receivables                                   391,818                                14,036            163,224
                                                  ----------------   ----------------   ----------------   ----------------

Investments:
   Plan's interest in Master Trust                      98,010,029                             6,949,613
   Interfund borrowings                                                                                          (1,056,536)
   Guaranteed investment contracts                     288,935,607                                              288,935,607
   Loans to participants                                 4,941,740          4,941,740
   TBC Pooled Funds Daily Liquidity                         67,912                                     4             67,908
                                                  ----------------   ----------------   ----------------   ----------------
       Total investments                               391,955,288          4,941,740          6,949,617        287,946,979
                                                  ----------------   ----------------   ----------------   ----------------
Assets available for benefits                     $    392,347,106   $      4,941,740   $      6,963,653   $    288,110,203
                                                  ================   ================   ================   ================
                                                                           COMPANY
                                                        EQUITY              STOCK
                                                         FUND                FUND
ASSETS:
Receivables:
   Employer contributions                          $         85,646    $       128,912
   Employee contributions
   Interest
                                                   ----------------    ----------------
       Total receivables                                     85,646            128,912
                                                   ----------------    ----------------

Investments:
   Plan's interest in Master Trust                       47,787,040         43,273,376
   Interfund borrowings                                   1,056,536
   Guaranteed investment contracts
   Loans to participants
   TBC Pooled Funds Daily Liquidity
                                                   ----------------    ----------------
       Total investments                                 48,843,576         43,273,376
                                                   ----------------    ---------------
Assets available for benefits                      $     48,929,222    $    43,402,288
                                                   ================    ===============


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                      3
SAVINGS AND INVESTMENT PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1994
-------------------------------------------------------------------------------

                                                                                                                 FIXED
                                                                          LOAN                BOND              INCOME
                                                       TOTAL              FUND                FUND               FUND
ASSETS:
Receivables:
   Employer contributions                         $        391,817   $         -        $         14,237   $        162,273
   Employee contributions                                       96                                                       96
   Interest                                                 76,387                                     4             76,383
                                                  ----------------   ----------------   ----------------   ----------------
       Total receivables                                   468,300                                14,241            238,752
                                                  ----------------   ----------------   ----------------   ----------------

Investments:
   Plan's interest in Master Trust                      93,050,541                             5,359,818          3,778,593
   Guaranteed investment contracts                     255,403,672                                              255,403,672
   Loans to participants                                 3,465,644          3,465,644
   TBC Pooled Funds Daily Liquidity                         14,702                                                   14,702
                                                  ----------------   ----------------   ----------------   ----------------
       Total investments                               351,934,559          3,465,644          5,359,818        259,196,967
                                                  ----------------   ----------------   ----------------   ----------------
Assets available for benefits                     $    352,402,859   $      3,465,644   $      5,374,059   $    259,435,719
                                                  ================   ================   ================   ================

                                                                             COMPANY
                                                          EQUITY              STOCK
                                                           FUND               FUND
ASSETS:
Receivables:
   Employer contributions                          $         68,377    $        146,930
   Employee contributions
   Interest
                                                   ----------------    ----------------
       Total receivables                                     68,377             146,930
                                                   ----------------    ----------------

Investments:
   Plan's interest in Master Trust                       33,849,932          50,062,198
   Guaranteed investment contracts
   Loans to participants
   TBC Pooled Funds Daily Liquidity
                                                   ----------------    ----------------
       Total investments                                 33,849,932          50,062,198
                                                   ----------------    ----------------
Assets available for benefits                      $     33,918,309    $     50,209,128
                                                   ================    ================


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                      4
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION OCTOBER 31, 1995
-------------------------------------------------------------------------------

                                                                                                                    FIXED
                                                                              LOAN                BOND              INCOME
                                                           TOTAL              FUND                FUND               FUND
Contributions:
   Employer                                       $      5,756,723   $         -        $        185,623   $      2,661,762
   Employee                                             12,875,500                               511,775          6,221,383
   Loans repaid                                                            (1,454,867)            49,013            704,899
   Rollover from other qualified plans                     215,449                                22,100             46,348
                                                  ----------------   ----------------   ----------------   ----------------
       Total contributions                              18,847,672         (1,454,867)           768,511          9,634,392
                                                  ----------------   -----------------  ----------------   ----------------

Earnings on Investments:
   Plan's interest in income of Master Trust            21,150,938                               844,826            264,568
   Interest income                                      19,905,897            346,424                            19,559,473
   Trustee fees                                            (35,227)                                 (555)           (26,319
   Administrative fees                                    (175,712)                               (2,459)          (136,650
                                                  ----------------   ----------------   -----------------  ----------------
       Total earnings on investments, net               40,845,896            346,424            841,812         19,661,072
                                                  ----------------   ----------------   ----------------   ----------------

Net transfers between funds                                                                      332,359         17,302,474
Participant withdrawals                                (19,764,652)          (351,982)          (299,382)       (16,415,743
Loans to participants                                                       2,936,521            (58,452)        (1,514,939
Net transfers between Plans                                 15,331                                 4,746              7,228
                                                  ----------------   ----------------   ----------------   ----------------
Net increase (decrease)                                 39,944,247          1,476,096          1,589,594         28,674,484
Assets available for benefits at
 beginning of year                                     352,402,859          3,465,644          5,374,059        259,435,719
                                                  ----------------   ----------------   ----------------   ----------------

Assets available for benefits at
 end of year                                      $    392,347,106   $      4,941,740   $      6,963,653   $    288,110,203
                                                  ================   ================   ================   ================
                                                                              COMPANY
                                                            EQUITY              STOCK
                                                             FUND               FUND
Contributions:
   Employer                                         $      1,036,407    $      1,872,931
   Employee                                                2,931,395           3,210,947
   Loans repaid                                              261,588             439,367
   Rollover from other qualified plans                        99,941              47,060
                                                    ----------------     ---------------
       Total contributions                                 4,329,331           5,570,305
                                                    ----------------    ----------------

Earnings on Investments:
   Plan's interest in income of Master Trust               9,450,049          10,591,495
   Interest income
   Trustee fees                                               (3,482)             (4,871)
   Administrative fees                                       (16,188)            (20,415)
                                                    ----------------    ----------------
       Total earnings on investments, net                  9,430,379          10,566,209
                                                    ----------------    ----------------

Net transfers between funds                                2,978,628        (20,613,461)
Participant withdrawals                                   (1,155,409)        (1,542,136)
Loans to participants                                       (573,357)          (789,773)
Net transfers between Plans                                    1,341              2,016
                                                    ----------------    ---------------
Net increase (decrease)                                   15,010,913         (6,806,840)
Assets available for benefits at
 beginning of year                                        33,918,309         50,209,128
                                                    ----------------    ---------------

Assets available for benefits at
 end of year                                        $     48,929,222    $    43,402,288
                                                    ================    ===============

See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                      5
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The Kellogg Company Salaried Savings and Investment Plan ("the Plan") operates as a qualified defined contribution plan and was established under
    Section 401(k) of the Internal Revenue Code. The accounts of the Plan are maintained on the accrual basis. Expenses of administration are paid by the Plan.

    INVESTMENTS

    All investments are reported at current quoted market values except for guaranteed insurance contracts, which are reported at contract value and represent contributions made plus interest at the contract rate. The following investments exceeded five percent of the assets available for benefits at October 31, 1995 and 1994:

                                                            INTEREST                    OCTOBER 31,
          DESCRIPTION                                         RATE               1995              1994
          Putnam Horizon Managed Synthetic
           GIC Fund                                         Variable      $      28,395,496   $         -
          Brundage Story & Rose Managed
           Synthetic GIC Fund                               Variable             28,480,679             -
          Morgan Bank GIC #40                                  9.37%             34,922,275         47,895,595
          John Hancock GAC #5917-10000                         8.30%                 -              33,910,889
          John Hancock GAC #5917-10001                         8.82%             56,874,232         52,274,469
          Protective Life Ins. GIC #807-A                      6.08%             18,850,129         17,769,730
          Allstate Life Ins. GAC #5686                         8.13%             24,127,523             -
          John Hancosk GAC #7606                               7.87%             23,463,837             -
          Plan's interest in Master Trust                   Variable             98,010,029         93,050,541

    ALLOCATION OF NET INVESTMENT INCOME TO PARTICIPANTS

    Net investment income related to the respective investment options described in Note 2 is allocated monthly to participant accounts in proportion to their respective ownership at the beginning of the month.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan's management to make estimates and assumptions that affect the reported amounts of assets available for benefit at the date of the financial statements and changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

KELLOGG COMPANY SALARIED                                                      6
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.  PROVISIONS OF THE PLAN

    PLAN ADMINISTRATION

    The Plan is administered by the ERISA Administrative Committee appointed by Kellogg Company.

    PLAN PARTICIPATION

    Generally, all salaried employees of Kellogg Company and its U.S. subsidiaries are eligible to participate in the Plan.

    Subject to limitations prescribed by the Internal Revenue Service, participants may elect to contribute from 1 percent to 16 percent of their annual wages. Employee contributions not exceeding 5 percent of wages are matched by Kellogg Company at an 80 percent rate, with 12.5 percent of the Company match restricted for investment in the Kellogg Company stock fund. Employees may contribute to the Plan from their date of hire; however, the monthly contributions are not matched by the Company until the participant has completed one year of service.

    Participants of the Plan may elect to invest the contributions as well as their account balances in an equity, bond, fixed income or Kellogg Company stock fund or a combination thereof in multiples of one percent.

    VESTING

    Participant account balances are fully vested.

    PARTICIPANT LOANS

    Effective September 1, 1994, participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as transfers between the Loan fund and the other funds. Loan terms range from 12 to 60 months. Interest is paid at a rate equal to one percent over the prime rate. Principal and interest are paid ratably through monthly payroll deductions.

    PARTICIPANT DISTRIBUTIONS

    Participants may elect to withdraw all or a portion of their contributions made after October 31, 1978, plus related net investment income. The withdrawal of any participant contributions which were not previously subject to income tax is restricted by Internal Revenue Service regulations. Under certain circumstances and subject to approval by the Trustees, participants may request withdrawal of a portion of Company contributions and their own contributions made prior to November 1, 1978, including net investment income thereon.

    Participants who terminate employment before retirement, by reasons other than death or disability, may remain in the Plan or receive payment of their account balances in a lump sum. If the account balance is less than $3,500 the terminated participant will receive the account balance in a lump sum.

KELLOGG COMPANY SALARIED                                                      7
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.  PROVISIONS OF THE PLAN (CONTINUED)

    Participants are eligible to retire from the Company at age 62, upon reaching 55 with 20 years of service, or after 30 years of service. Upon retirement, disability, or death, a participant's account balance may be received in a lump sum or installment payments.

3.  INCOME TAX STATUS

    The Plan administrator has received a favorable letter from the Internal Revenue Service regarding the Plan's qualification under applicable income tax regulations as an entity exempt from federal income taxes.

4.  MASTER TRUST

    Assets of the Plan have been combined for investment purposes with assets of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan and Kellogg Company sponsored pension plans in a Master Trust.

    The Plan has an undivided interest in the assets held in the Master Trust in which interests are determined on the basis of cumulative funds specifically contributed on behalf of the Plan adjusted for an allocation of income. Such income allocation is based on the Plan's funds available for investment during the year.

    Master Trust assets held by the Plan and the Kellogg Company American Federation of Grain Millers Savings and Investment Plan at October 31, 1995 and November 1, 1994 and the changes in assets for the period ended October 31, 1995 are as follows:

KELLOGG COMPANY
SALARIED SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6. MASTER TRUST (CONTINUED)

                KELLOGG COMPANY SAVINGS AND INVESTMENT PLANS:
                   FOR THE PLAN YEAR ENDED OCTOBER 31, 1995
   SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS


                                              SHORT TERM            BOND FUND            FIXED INCOME FUND       EQUITY FUND
                                          INVESTMENT ACCOUNT   INVESTMENT ACCOUNT       INVESTMENT ACCOUNT    INVESTMENT ACCOUNT
                                          10/31/94  10/31/95   10/31/94    10/31/95     10/31/94  10/31/95   10/31/94    10/31/95
                                       ---------------------  ----------------------   -------------------  -----------------------
CASH/EQUIVALENTS:
  Non-Interest Bearing                      $2,615   $21,959          $0          $0           $0      $0            $0          $0
  Interest Bearing Cash                         $0        $0    $149,329          $0           $0      $0            $0          $0
                                       ---------------------  ----------------------   -------------------  -----------------------
    TOTAL CASH/EQUIVALENTS                  $2,615   $21,959    $149,329          $0           $0      $0            $0          $0
                                       ---------------------  ----------------------   -------------------  -----------------------
RECEIVABLES                                 $6,610    $5,187    $355,046    $191,402           $9      $0          $221        $134
                                       ---------------------  ----------------------   -------------------  -----------------------
GENERAL INVESTMENTS:
  Long Term U.S. Gov't Securities               $0        $0  $6,909,396  $8,478,055           $0      $0            $0          $0
  Short Term U.S. Gov't Securities              $0        $0          $0    $470,954           $0      $0            $0          $0
  Corporate Debt - Long Term                    $0        $0  $1,816,556  $2,148,889           $0      $0            $0          $0
  Corporate Debt - Short Term                   $0        $0     $90,822    $225,136           $0      $0            $0          $0
  Corporate Stocks - Common                     $0        $0          $0          $0           $0      $0   $52,686,114 $77,007,278
  Value of Interest in Pooled Funds     $1,343,305  $174,695    $279,481    $222,051       $2,014      $0       $49,776     $27,418
  Guaranteed Investment Contracts               $0        $0          $0          $0   $7,200,983      $0            $0          $0
                                       ---------------------  ----------------------   -------------------  -----------------------
    TOTAL INVESTMENTS                   $1,343,305  $174,695  $9,096,255 $11,545,085   $7,202,997      $0   $52,735,890 $77,034,696
                                       ---------------------  ----------------------   -------------------  -----------------------
    TOTAL ASSETS                        $1,352,530  $201,841  $9,600,630 $11,736,487   $7,203,006      $0   $52,736,111 $77,034,830
                                       ---------------------  ----------------------   -------------------  -----------------------
PAYABLES                                        $0        $0   ($105,531)         $0           $0      $0            $0          $0
                                       ---------------------  ----------------------   -------------------  -----------------------
    TOTAL LIABILITIES                           $0        $0   ($105,531)         $0           $0      $0            $0          $0
                                       ---------------------  ----------------------   -------------------  -----------------------
    NET ASSETS                          $1,352,530  $201,841  $9,495,099 $11,736,487   $7,203,006      $0   $52,736,111 $77,034,830
                                       =====================  ======================   ===================  =======================




                                         COMPANY STOCK FUND
                                         INVESTMENT ACCOUNT
                                       10/31/94     10/31/95
                                    ---------------------------
CASH/EQUIVALENTS:
  Non-Interest Bearing                         $0            $0
  Interest Bearing Cash                        $0            $0
                                    ---------------------------
    TOTAL CASH/EQUIVALENTS                     $0            $0
                                    ---------------------------
RECEIVABLES                                $4,188          $884
                                    ---------------------------
GENERAL INVESTMENTS:
  Long Term U.S. Gov't Securities              $0            $0
  Short Term U.S. Gov't Securities             $0            $0
  Corporate Debt - Long Term                   $0            $0
  Corporate Debt - Short Term                  $0            $0
  Corporate Stocks - Common          $155,887,191  $132,601,292
  Value of Interest in Pooled Funds    $1,059,640       $20,895
  Guaranteed Investment Contracts              $0            $0
                                    ---------------------------
    TOTAL INVESTMENTS                $156,946,831  $132,622,187
                                    ---------------------------
    TOTAL ASSETS                     $156,951,019  $132,623,071
                                    ---------------------------
PAYABLES                                       $0            $0
                                    ---------------------------
    TOTAL LIABILITIES                          $0            $0
                                    ---------------------------
    NET ASSETS                       $156,951,019  $132,623,071
                                    ===========================

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.  MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
                   FOR THE PLAN YEARS ENDED OCTOBER 31, 1995
             SCHEDULE OF INCOME AND EXPENSES, CHANGES IN NET ASSETS
 AND NET INCREASE (DECREASE) IN NET ASSETS OF MASTER TRUST INVESTMENT ACCOUNTS

                                                  SHORT TERM      BOND FUND  FIXED INCOME FUND  EQUITY FUND   COMPANY STOCK
                                                  INVESTMENT       ADVISORY      ADVISORY        ADVISORY       ADVISORY
                                                     ACCOUNT        ACCOUNT       ACCOUNT         ACCOUNT        ACCOUNT
                                                  -------------   ---------- -----------------   ----------   -------------
Transfer of Assets Into
  Investment Account                              $239,061,840    $2,057,000            $0     $23,980,000     $5,275,000
Earnings on Investments
  Interest                                             $85,839      $723,835      $494,662          $3,053        $34,566
  Dividends                                                 $0            $0            $0              $0     $3,259,625
  Net Realized Gain/(Loss)                                  $0     ($120,303)           $0      $2,686,388     $7,282,937
                                                 -------------   -----------   -----------    ------------   ------------
TOTAL ADDITIONS                                   $239,147,679    $2,660,532      $494,662     $26,669,441    $15,852,128
                                                 -------------   -----------   -----------    ------------   ------------
Transfer of Assets Out of
  Investment Account                             ($240,298,368)  ($1,290,000)  ($7,697,668)   ($15,005,000)  ($60,926,196)
Fees and Commissions                                        $0       ($6,886)           $0        ($25,499)            $0
                                                 -------------   -----------   -----------    ------------   ------------
TOTAL DISTRIBUTIONS                              ($240,298,368)  ($1,296,886)  ($7,697,668)   ($15,030,499)  ($60,926,196)
                                                 -------------   -----------   -----------    ------------   ------------
Change in Unrealized Appreciation                           $0      $877,742            $0     $12,659,777    $20,746,120
                                                 -------------   -----------   -----------    ------------   ------------
NET CHANGE IN ASSETS                               ($1,150,689)   $2,241,388   ($7,203,006)    $24,298,719   ($24,327,948)
                                                 -------------   -----------   -----------    ------------   ------------
NET ASSETS AT 10/31/94                              $1,352,530    $9,495,099    $7,203,006     $52,736,111   $156,951,019
                                                 -------------   -----------   -----------    ------------   ------------
NET ASSETS AT 10/31/95                                $201,841   $11,736,487            $0     $77,034,830   $132,623,071
                                                 =============   ===========   ===========    ============   ============



KELLOGG COMPANY SALARIED                                                    10
SAVINGS AND INVESTMENT PLAN

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - OCTOBER 31, 1995
-------------------------------------------------------------------------------


                                                                                   MARKET          UNREALIZED
SECURITY DESCRIPTION                                COST           PRICE            VALUE          GAIN/LOSS
TBC, Inc. Pooled Employee Funds
 Daily Liquidity Fund                        $          67,912      1.000      $          67,912     $  -
Loans to participants                                4,941,740      1.000              4,941,740
Brundage Story & Rose Managed
 Synthetic GIC Fund Variable Rate                   28,480,679      1.000             28,480,679
Morgan Bank GIC #40
 9.37% 6/1/96                                       34,922,275      1.000             34,922,275
John Hancock GAC #5917-10001
 8.82% 6/1/97                                       56,874,232      1.000             56,874,232
Protective Life Ins. GIC #807-A
 6.08% 1/31/97                                      18,850,129      1.000             18,850,129
Provident Life GAC #627-05437-01A
 6.24% 6/30/97                                      14,071,168      1.000             14,071,168
Protective Life Ins. GIC #893-A
 4.86% 6/1/96                                        7,784,527      1.000              7,784,527
Provident Life GAC #627-05437-02A
 4.60% 6/3/96                                        7,797,998      1.000              7,797,998
Principal Mutual GAC #4-11730-01
 5.30% 12/1/98                                       8,264,184      1.000              8,264,184
Putnam Horizon Managed Synthetic
 GIC Variable Rate 6/1/99                           28,395,496      1.000             28,395,496
Peoples Security Ins Co #BDA00379FR
 5.15% 12/1/97                                       8,615,377      1.000              8,615,377
Allstate Life Insurance GAC #5686
 8.13% 12/1/98                                      24,127,523      1.000             24,127,523
Commonwealth Life #ADA00668FR
 7.64% 6/1/98                                       15,409,517      1.000             15,409,517
John Hancock GAC #7606
 7.87% 12/1/98                                      23,463,837      1.000             23,463,837
Commonwealth Life GIC
 6.19% 6/1/98                                        2,494,523      1.000              2,494,523
Metropolitan Life GIC
 6.27% 6/1/99                                        6,296,498      1.000              6,296,498
New York Life GIC
 6.20% 6/1/98                                        3,087,644      1.000              3,087,644
                                             -----------------                 -----------------     ---------
                                             $     293,945,259                 $     293,945,259     $  -
                                             =================                 =================     =========

KELLOGG COMPANY SALARIED                                                     11
SAVINGS AND INVESTMENT PLAN

ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1995
--------------------------------------------------------------------------------

                                                        AMOUNT RECEIVED
                                                        DURING REPORTING
                                        ORIGINAL              YEAR                  UNPAID
     IDENTITY AND ADDRESS                AMOUNT     ----------------------         BALANCE AT
          OF OBLIGOR                    OF LOAN      PRINCIPAL    INTEREST          YEAR END
James F. Fabry                        $   35,000     $    -       $   -            $  34,884
3262 South Tulare Circle
Denver, CO 80231

David J. Hambright                         4,800            64          35             4,736
2061 Blair Street
Williamsport, PA 17701

Eugene Carter                             10,000         1,457         506             8,367
75 Candle Light Ln. S.W.
Atlanta, GA 30331

Ashley J. Oudekerk                         1,652           181          92             1,471
1291 Springmont Court
Lawrenceville, GA 30243

Kathryn M. Calhoun                        50,000         2,056       1,003            47,268
2247 Saluda Lane
Acworth, GA 30101

Ernest E. Rice                            40,000         4,947       2,483            35,053
3171 Harrison Road
East Leroy, MI 49051

                                                         TERMS                       AMOUNT OVERDUE
     IDENTITY AND ADDRESS            ----------------------------------------     ---------------------
          OF OBLIGOR                  LOAN DATE     INTEREST RATE    MATURITY    PRINCIPAL     INTEREST
James F. Fabry                       08/31/94              8.3%      08/31/99     $  34,884    $   2,159
3262 South Tulare Circle
Denver, CO 80231

David J. Hambright                   10/31/94              8.8%      10/31/99         4,736          311
2061 Blair Street
Williamsport, PA 17701

Eugene Carter                        08/31/94              8.3%      08/31/98         8,367          115
75 Candle Light Ln. S.W.
Atlanta, GA 30331

Ashley J. Oudekerk                   10/31/94              8.8%      10/31/99         1,471          -
1291 Springmont Court
Lawrenceville, GA 30243

Kathryn M. Calhoun                   08/31/94              8.3%      08/31/99        47,268        1,625
2247 Saluda Lane
Acworth, GA 30101

Ernest E. Rice                       09/30/94              8.8%      09/30/99        35,053          767
3171 Harrison Road
East Leroy, MI 49051


KELLOGG COMPANY SALARIED                                                      12
SAVINGS AND INVESTMENT PLAN

ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1995
--------------------------------------------------------------------------------

                                                        AMOUNT RECEIVED
                                                        DURING REPORTING
                                        ORIGINAL              YEAR                   UNPAID
     IDENTITY AND ADDRESS                AMOUNT     ----------------------         BALANCE AT
          OF OBLIGOR                    OF LOAN      PRINCIPAL    INTEREST          YEAR END
Lynn M. Hagelshaw                     $   33,000     $   3,682    $  1,703         $  28,872
1410 Eight Mile Road
Union City, MI 49094

David A. Brewer                           15,000         1,378         634            13,622
294 Battle Creek Avenue
Battle Creek, MI 49015

Charlie H. Lake                           50,000         5,476       2,875            44,524
1013 Northway Drive
Charlotte, MI 48813

Brenda Christopher                         2,400           369          72             2,031
130 Cheever
Dracut, MA 01826

Richard L. Kilgore                         7,000           483         231             6,422
67841 N. Big Hill Rd.
Sturgis, MI 49091

Edward L. Johnson                         37,281         2,678         980            33,944
891 N. Washington
Battle Creek, MI 49017

Pamela S. Wilcox                          20,000           519         331            19,481
194 Eldred Street
Battle Creek, MI 49015



                                                          TERMS                       AMOUNT OVERDUE
     IDENTITY AND ADDRESS             ----------------------------------------     ---------------------
          OF OBLIGOR                   LOAN DATE     INTEREST RATE    MATURITY    PRINCIPAL     INTEREST
Lynn M. Hagelshaw                     08/31/94              8.3%      08/31/99     $  28,872    $     397
1410 Eight Mile Road
Union City, MI 49094

David A. Brewer                       09/30/94              8.8%      09/30/99        13,622          596
294 Battle Creek Avenue
Battle Creek, MI 49015

Charlie H. Lake                       09/30/94              8.8%      09/30/99        44,524          649
1013 Northway Drive
Charlotte, MI 48813

Brenda Christopher                    01/31/95              9.5%      01/31/97         2,031          -
130 Cheever
Dracut, MA 01826

Richard L. Kilgore                    08/31/94              8.3%      08/31/99         6,422          309
67841 N. Big Hill Rd.
Sturgis, MI 49091

Edward L. Johnson                     08/31/94              8.3%      08/31/98        33,944        1,167
891 N. Washington
Battle Creek, MI 49017

Pamela S. Wilcox                      03/31/95             10.0%      03/31/00        19,481          325
194 Eldred Street
Battle Creek, MI 49015


KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN
                                                                              13
ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1995
--------------------------------------------------------------------------------

                                                        AMOUNT RECEIVED
                                                        DURING REPORTING
                                        ORIGINAL              YEAR                  UNPAID
     IDENTITY AND ADDRESS                AMOUNT     ----------------------         BALANCE AT
          OF OBLIGOR                    OF LOAN      PRINCIPAL    INTEREST          YEAR END
Rebecca A. Clark                      $  12,000     $   1,339    $    619         $  10,499
5267 Longmeadow Dr.
Memphis, TN 38134

Dolores M. Smith                         20,000         2,231       1,060            17,498
723 W. Service Dr.
Coldwater, MS 38618

Jerry L. Warren                          50,000         5,578       2,580            43,746
Route 5, Box 77
Council Bluffs, IA 51503

Dixie J. Coss                             3,500           433         122             3,067
23233 Mulvaney Road
Battle Creek, MI 49017



                                                          TERMS                       AMOUNT OVERDUE
     IDENTITY AND ADDRESS             ----------------------------------------     ---------------------
          OF OBLIGOR                   LOAN DATE     INTEREST RATE    MATURITY    PRINCIPAL     INTEREST
Rebecca A. Clark                      08/31/94              8.3%      08/31/99     $  10,499    $    144
5267 Longmeadow Dr.
Memphis, TN 38134

Dolores M. Smith                      08/31/94              8.3%      08/31/99        17,498         241
723 W. Service Dr.
Coldwater, MS 38618

Jerry L. Warren                       08/31/94              8.3%      08/31/99        43,746         602
Route 5, Box 77
Council Bluffs, IA 51503

Dixie J. Coss                         09/30/94              8.8%      09/30/97         3,067         112
23233 Mulvaney Road
Battle Creek, MI 49017

KELLOGG COMPANY SALARIED                                                      14
SAVINGS AND INVESTMENT PLAN

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS - YEAR ENDED OCTOBER 31, 1995 (1)
--------------------------------------------------------------------------------

                                    CURRENT VALUE AT TRANSACTION DATE         COST OF         NET
                                     NET                         NET         SECURITIES     REALIZED
IDENTITY OF ISSUE              PURCHASE PRICE               SALES PRICE          SOLD         GAIN
Allstate Life GIC #5686-01
 8.13% 12/1/98                   $19,248,097               $        -       $        -        $   -

John Hancock GAC 5917-10000
 8.30% 6/1/95                                               34,697,979       34,697,979

John Hancock GIC #7606
 7.87% 12/1/98                    19,061,335

(1) Represents Plan's interest in a transaction (or a series of transactions of the same issue) in excess of five percent of the Plan's assets available at November 1, 1994.